UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016 (October 31, 2016)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2016, Westinghouse Air Brake Technologies Corporation (the “Company”) and the subsidiary guarantors named therein (collectively, the “Guarantors”) executed and delivered a Purchase Agreement (the “Purchase Agreement”), by and among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale by the Company of $750.0 million aggregate principal amount of the Company’s 3.450% Senior Notes due 2026 (the “Senior Notes”). The Senior Notes will be issued by the Company pursuant to an Indenture dated August 8, 2013 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture to be entered into among the Company, the Guarantors and the Trustee, and the Third Supplemental Indenture to be entered into among the Company, the Guarantors and the Trustee. Subject to customary market and other conditions set forth in the Purchase Agreement, the Senior Notes will be sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Guarantors. Under the terms of the Purchase Agreement, the Company and the Guarantors have agreed to indemnify the Purchasers against certain liabilities or to contribute payments that the Purchasers may be required to make because of any of those liabilities. The Purchase Agreement is filed as Exhibit 1.1 to this Form 8-K, and this description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 8.01. Other Events.

On October 31, 2016, the Company announced the pricing of its offering of the Senior Notes. The Company’s press release announcing the pricing of its offering of the Senior Notes is set forth in its entirety and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits:

1.1	Purchase Agreement, dated October 31, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several initial purchasers named therein.

99.1	Press Release dated October 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibits

1.1	Purchase Agreement dated October 31, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several initial purchasers named therein.

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on October 31, 2016.